Exhibt 99.1

Talon International, Inc. Reports
Second Quarter and Six Months Financial Results for 2012

LOS ANGELES, Calif. — August 13, 2012 — Talon International, Inc. (OTCQB:TALN), a leading global supplier of zippers, apparel fasteners, trim and interlining products, reported financial results for the quarter ended June 30, 2012.

Highlights

•	Sales for the Second Quarter 2012 totaled $13.2 million vs. $12.8 million in 2011.
•	Gross profit margin for the Second Quarter 2012 was 33.1%, up 1.2 percentage points from 2011.

Financial Results

Sales for the quarter ended June 30, 2012 were $13.2 million, an increase of $428,000 or 3.3% from the same quarter of 2011.  Zipper sales for the quarter ended June 30, 2012 were $6.9 million as compared to $7.3 million for the same quarter in 2011, and Trim product sales for the quarter ended June 30, 2012 were $6.3 million as compared to $5.5 million for the same quarter in 2011.  Sales for the six months ended June 30, 2012 were $21.9 million, a slight decrease of $55,000 compared to the same period in 2011.  Zipper sales for the six months ended June 30, 2012 were $11.3 million as compared to $12.8 million for the same period in 2011, and Trim product sales for the six months ended June 30, 2012 were $10.6 million as compared to $9.2 million for the same period in 2011.  The increase in sales for the quarter and the modest decline in sales for the first six months of 2012 evidenced increased sales to the majority of customers, and additional sales to new specialty apparel customers, partially offset by reduced sales of non-branded zippers to selected price sensitive mass merchandise and licensing customers, such as Wal-Mart and J.C. Penney. “While our total sales results for the second quarter and first half of 2012 only reflected modest results against the prior year’s performance, there is strong evidence of an underlying success in our efforts to win market share with new specialty and image-driven brands.  Growth from new nominations won in 2011 and 2012 added nearly 9% to our prior year results for the first half.  Unfortunately these gains were overshadowed by reductions in industry-challenged customers such as J.C. Penney, where our sales to this mass merchandiser fell nearly $750,000 for the quarter and approximately $1.5 million for the first half of 2012,” noted Lonnie Schnell, Talon’s CEO.

Gross profit for the quarter ended June 30, 2012 was $4.4 million or 33.1% of sales as compared to $4.1 million, or 31.9% of sales for the same quarter in 2011.  The increases of $295,000 and 1.2 percentage points were principally attributable to increased sales and an improved mix of sales to specialty retailers and higher-margin Trim product sales. Gross profit for the six months ended June 30, 2012 was $7.1 million, or 32.5% of sales, as compared to $7.0 million, or 31.6% of sales for the same period in 2011.   The gross profit increases for the six months ended June 30, 2012 as compared to the same period in 2011 were principally attributable to the improved mix of sales to specialty retailers and higher-margin Trim product sales.

Operating expenses for the second quarter of 2012 and 2011 were $3.4 million and $3.1 million, respectively. Operating expenses for the first half of 2012 and 2011 were $6.6 million as compared to $6.2 million for the same period in 2011. The increases in operating spending are associated with increased spending in our sales efforts within the U.S., Europe and Asia; corporate advisory and consulting expenses; and legal fees associated with securing our patent and trademark filings worldwide. These spending increases were partially offset by lower non-cash compensation costs.  Sales and marketing expenses for the quarter ended June 30, 2012 were $1.2 million as compared to $1.1 million for the same quarter in 2011.  Sales and marketing expenses for the first half of 2012 were $2.3 million as compared to $2.0 million for the same period in 2011.  General and administrative expenses for the quarter ended June 30, 2012 totaled $2.2 million compared to $2.0 million for the same period in 2011. General and administrative expenses for the six months ended June 30, 2012 totaled $4.4 million, reflecting an increase of $86,000 over the same period in 2011.

Provisions for income taxes for the three months ended June 30, 2012 were $284,000, as compared to $322,000 for the same period in 2011. For the six months ended June 30, 2012 a net benefit from income taxes of $7,000 was recorded, as compared to a provision for income taxes of $414,000 for the same period in 2011. The net income tax benefit for the six months ended June 30, 2012 included the reversal of a potential tax liability of $196,000 established in 2007 for foreign tax positions that might have been subject to reversal upon a regulatory review.  During the first quarter of 2012, the time limit for assessment of the tax liability expired and the liability was removed.

The net income for the quarter ended June 30, 2012 was $671,000 as compared to a net income of $656,000 for the same quarter in 2011. The net income for the six months ended June 30, 2012 was $466,000 as compared to a net income of $255,000 for the same period in 2011.

Conference Call

Talon International will hold a conference call on Monday, August 13, 2012, to discuss its second quarter financial results for 2012. Talon’s CEO Lonnie D. Schnell will host the call starting at 4:30 P.M. Eastern Time. A question and answer session will follow the presentation.

To participate, dial the appropriate number 5-10 minutes prior to the start time, request the Talon International conference call and provide the conference ID.

Date: Monday, August 13, 2012
Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Domestic callers: 1-877-317-6789
International callers: 1-412-317-6789
Conference ID#: TALON

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day and until September 10, 2012.  The toll-free replay call-in number is 1-877-870-5176 for domestic callers and 1-858-384-5517 for international.  Pin number 10017260.

About Talon International, Inc.

Talon International, Inc. is a global supplier of apparel fasteners, trim and interlining products to manufacturers of fashion apparel, specialty retailers, mass merchandisers, brand licensees and major retailers.  Talon manufactures and distributes zippers and other fasteners under its Talon® brand, known as the original American zipper invented in 1893. Talon also designs, manufactures, engineers, and distributes apparel trim products and specialty waistbands under its trademark names, Talon, Tag-It and TekFit, to major apparel brands and manufacturers including Wal-Mart, Kohl’s, J.C. Penney, Victoria’s Secret, Tom Tailor, Abercrombie and Fitch, Polo Ralph Lauren, Phillips-Van Heusen, Reebok and Juicy Couture. The company has offices and facilities in the United States, United Kingdom, Hong Kong, China, and Bangladesh.

Company Contact

Talon International, Inc.
Rayna Hernandez
Tel (818) 444-4128
raynah@talonzippers.com

TALON INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net sales	$13,179,849	$12,752,281	$21,925,799	$21,980,474
Cost of goods sold	8,821,120	8,688,943	14,796,314	15,026,583
Gross profit	4,358,729	4,063,338	7,129,485	6,953,891
Sales and marketing expenses	1,166,549	1,065,487	2,263,472	1,964,047
General and administrative expenses	2,217,822	1,996,713	4,365,481	4,279,211
Total operating expenses	3,384,371	3,062,200	6,628,953	6,243,258

Income from operations	974,358	1,001,138	500,532	710,633

Interest expense, net	19,723	23,193	41,760	41,633
Income before provision for income taxes	954,635	977,945	458,772	669,000
Provision for (benefit from) income taxes, net	283,501	321,620	(6,732)	413,603
Net income	$671,134	$656,325	$465,504	$255,397

Series B Preferred Stock Liquidation Preference Increase	(775,190)	(668,268)	(1,550,380)	(1,336,535)
Loss applicable to Common Shareholders	$(104,056)	$(11,943)	$(1,084,876)	$(1,081,138)

Per share amounts:
Net income per share	$0.03	$0.03	$0.02	$0.01
Available to Preferred Shareholders	(0.03)	(0.03)	(0.07)	(0.06)
Basic and diluted net income (loss) per share applicable to Common Shareholders	$0.00	$0.00	$(0.05)	$(0.05)

Weighted average number of common shares outstanding – Basic and diluted	21,900,808	20,367,154	21,752,456	20,329,503

Net income	$671,134	$656,325	$465,504	$255,397
Other comprehensive income (loss) -
Foreign currency translation	29,320	(18,878)	13,686	(21,659)
Total comprehensive income	$700,454	$637,447	$479,190	$233,738

 TALON INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,424,588	$5,749,341
Accounts receivable, net	4,076,217	3,777,771
Inventories, net	827,397	1,076,522
Prepaid expenses and other current assets	664,361	314,761
Total current assets	12,992,563	10,918,395

Property and equipment, net	936,625	1,092,609
Intangible assets, net	4,263,801	4,110,751
Other assets	192,630	236,411
Total assets	$18,385,619	$16,358,166

Liabilities, Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$8,205,573	$6,607,041
Accrued expenses	1,588,130	1,543,465
Notes payable to related parties	-	239,942
Other notes and current portion of capital lease obligations	2,656	73,148
Total current liabilities	9,796,359	8,463,596

Capital lease obligations, net of current portion	2,025	10,461
Deferred income taxes	914,037	751,148
Other liabilities	182,136	379,803
Total liabilities	10,894,557	9,605,008

Series B Convertible Preferred Stock, $0.001 par value; 407,160 shares authorized, issued and outstanding	22,222,118	20,671,738
Stockholders’ Equity (Deficit):
Series A Preferred Stock, $0.001 par value; 250,000 shares authorized; no shares issued or outstanding	-	-
Common Stock, $0.01 par value, 100,000,000 shares authorized; 21,900,808 and 21,000,808 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	21,901	21,001
Additional paid-in capital	58,205,925	57,948,111
Accumulated deficit	(73,034,797)	(71,949,921)
Accumulated other comprehensive income	75,915	62,229
Total stockholders’ equity (deficit)	(14,731,056)	(13,918,580)
Total liabilities, preferred stock and stockholders’ equity (deficit)	$18,385,619	$16,358,166